Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Surmodics, Inc.

(Exact Name of Registrant as Specified in its Charters)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities	Unallocated (Universal) Shelf	Debt Securities; Preferred Stock; Depositary Shares; Common Stock, par value $.05 per share; and Securities Warrants(1)	415(a)(6)	(2)	(3)	$200,000,000(4)	0.0001298	$25,960	S-3	333-238611	May 29, 2020	$25,960(5)
	Total Offering Amount					$200,000,000(4)	0.0001298	$25,960
	Total Fees Previously Paid							$25,960
	Total Fee Offsets							—
	Net Fee Due							$0 (5)

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)

Includes (i) such indeterminate principal amount of Debt Securities as may from time to time be issued at indeterminate prices, plus such indeterminate principal amount of Debt Securities as may be issued upon exercise of Securities Warrants registered hereunder; (ii) such indeterminate number of shares of Preferred Stock as may be issued from time to time at indeterminate prices, plus such indeterminate number of shares of Preferred Stock as may be issued in exchange for, or upon conversion of, Debt Securities or exercise of Securities Warrants registered hereunder; (iii) such indeterminate number of Depositary Shares as may be issued from time to time at indeterminate prices, plus such indeterminate number of Depositary Shares as may be issued in exchange for, or upon conversion of, Debt Securities or exercise of Securities Warrants registered hereunder; (iv) such indeterminate number of shares of Common Stock as may be issued from time to time at indeterminate prices, plus such indeterminate number of shares of Common Stock as may be issued in exchange for, or upon conversion of, Debt Securities or Preferred Stock or exercise of Securities Warrants registered hereunder; and (v) such indeterminate number of Securities Warrants as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities registered hereunder.

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. In no event will the aggregate initial offering price of the securities issued under this registration statement exceed the amount registered above.

(5)

The registrant previously paid registration fees of $25,960 (calculated at the rate in effect at the time the Prior Registration Statement was filed) pursuant to a previously filed Registration Statement on Form S-3, File No. 333-238611, originally filed with the Securities and Exchange Commission on May 22, 2020 (the “Prior Registration Statement”). Of the $200,000,000 of the registrant’s securities registered pursuant to the Prior Registration Statement, none were sold. As a result of the Prior Registration Statements $25,960 in registration fees remains unused. Pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended (“Rule 415(a)(6)”), the registrant hereby elects to include in this Registration Statement the $200,000,000 of unsold securities registered under the Prior Registration Statements and the fees associated therewith, and so no additional registration fees are due with this Registration Statement. In accordance with Rule 415(a)(6), the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.